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                                                                    Exhibit 10.1

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                            ZIFF DAVIS HOLDINGS INC.


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                              AMENDED AND RESTATED
                          2002 ZIFF DAVIS HOLDINGS INC.
                           EMPLOYEE STOCK OPTION PLAN
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                                TABLE OF CONTENTS

                                                                                       Page
1.   Title and Purpose ................................................................  1

2.   Administration ...................................................................  1

3.   Capital Stock Reserved for this Plan .............................................  1

4.   Form of Option ...................................................................  2

5.   Issuance of Options ..............................................................  2

6.   Limitation on Issuance of Shares .................................................  2

7.   Options ..........................................................................  2
     (a)  Power to Grant Options ......................................................  2
     (b)  Exercise Price; Certain Redemption and Dividend Events ......................  2
     (c)  Option Term .................................................................  7
     (d)  Vesting .....................................................................  7
     (e)  Exercisability of Option ....................................................  8
     (f)  Expiration of Option ........................................................  8
     (g)  Exercise Procedures .........................................................  9

8.   Repurchase .......................................................................  9
     (a)  Repurchase Option ...........................................................  9
     (b)  Repurchase Procedures ....................................................... 10
     (c)  Closing ..................................................................... 10
     (d)  Restrictions on Repurchase .................................................. 11
     (e)  Termination of Repurchase Rights ............................................ 11

9.   Restrictions on Transfer of Option Shares ........................................ 11

10.  Additional Restrictions on Transfer .............................................. 11
     (a)  Restrictive Legend .......................................................... 11
     (b)  Opinion of Counsel .......................................................... 12

11.  Sale of the Company .............................................................. 12
     (a)  Consent to Sale of Company .................................................. 12
     (b)  Purchaser Representative .................................................... 12

12.  Additional Provisions ............................................................ 12
     (a)  Listing, Registration and Compliance with Laws and Regulations .............. 12
     (b)  Non-transferability ......................................................... 13
     (c)  Taxes ....................................................................... 13
     (d)  No Right to Employment Conferred ............................................ 13

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
13.  Amendment ........................................................................ 13

14.  Termination ...................................................................... 13

15.  Definitions ...................................................................... 14

16.  Indemnification .................................................................. 19

17.  Terms of Option Agreement ........................................................ 19

                              AMENDED AND RESTATED
                            ZIFF DAVIS HOLDINGS INC.
                         2002 EMPLOYEE STOCK OPTION PLAN

     1. Title and Purpose. This plan shall be known as the Amended and Restated 2002 Ziff Davis Holdings Inc. Employee Stock Option Plan (as amended, supplemented or restated from time to time, this "Plan"). This Plan is intended to promote the long-term growth and profitability of Ziff Davis Holdings Inc. (the "Company") by providing those persons who are involved in the Company's or its Subsidiaries' growth with an opportunity to acquire an ownership interest in the Company or its Subsidiaries, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries and to remain in the Company's or its Subsidiaries' employ. Under this Plan, the Company may issue options to purchase shares of its Common Stock, $.001 par value per share ("Common Options"), options to purchase shares of its Series A Preferred Stock, $.01 par value per share ("Series A Options"), options to purchase shares of its Series B Preferred Stock, $.01 par value per share ("Series B Options") and options to purchase shares of its Series D Preferred Stock, $.01 par value per share ("Series D Options" and together with the Common Options, Series A Options and Series D Options, "Options") to eligible employees, directors, officers, consultants, and advisors (each a "Participant") of the Company or its Subsidiaries as may be selected and approved from time to time by the Committee. This Plan has been adopted by the Board. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in Section 15 of this Plan.

     2. Administration. This Plan shall be administered by the Committee. The Committee shall have full power to (a) construe and interpret this Plan and the Option Agreements (as defined in Section 5 below), (b) to establish and amend rules for the administration of this Plan, (c) to issue Options under this Plan,
(d) to correct any defect or omission and to reconcile any inconsistency in this Plan or in any Option Agreements to the extent the Committee deems desirable to carry into effect this Plan or the terms of the Option Agreements, and (e) to determine who is eligible to be a Participant hereunder. The Committee may act by a majority of a quorum present at a meeting or by an instrument executed by a majority of its members. All actions taken and decisions made by the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board, or by any officer of any of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute. All expenses associated with the administration of the Plan shall be borne by the Company.

     3. Capital Stock Reserved for this Plan. An aggregate of 9,619,171 shares of the Company's Common Stock, 58,081 shares of the Company's Series A Preferred Stock, 17,344 shares of the Company's Series B Preferred Stock and 14,117 shares of the Company's Series D Preferred Stock shall be reserved for issuance with respect to Options granted under this Plan. In order to prevent the dilution or enlargement of rights of any Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock issued or sold under this Plan generally, in the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock, the Committee shall make appropriate changes in the number and type of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock covered by outstanding Options and the prices specified therein.

     4. Form of Option. Options granted under this Plan shall be presumed to be nonqualified stock options (the "Nonqualified Stock Options") and are not intended to be incentive stock options within the meaning of Section 422A of the Code or any successor provision ("Incentive Stock Options").

     5. Issuance of Options. All issuances of Options pursuant to this Plan shall be pursuant to and in accordance with the written agreement between the Company and each Participant, which such agreement shall expressly issue or grant such Options and contain the terms of such Options (each, an "Option Agreement"), as supplemented by the terms of this Plan. No Participant shall have any rights under or in respect of any Option issued under this Plan unless and until such Participant has executed and delivered an Option Agreement. Unless the applicable Participant's Option Agreement expressly provides otherwise, the Company and its Subsidiaries have the right to repurchase from Participant all of his or her Stock issued pursuant to the exercise of Options and shares of Stock covered by outstanding Options which are vested but unexercised upon the termination of such Participant's employment with the Company or its Subsidiaries for any reason pursuant to the terms and conditions set forth in Section 8 of this Plan and such additional terms and conditions as may be approved by the Committee. If any shares of Stock are repurchased by the Company or its Subsidiaries such shares of Stock shall again be available for reissuance under this Plan. Similarly, if any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of Stock thereunder, such shares shall again be available under this Plan. Stock issued upon the exercise of Options granted hereunder may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

     6. Limitation on Issuance of Shares. The Company may not issue or sell a greater number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock pursuant to this Plan than is set forth in Section 3 hereof without the requisite approval of the Board in accordance with Section 13 of this Plan.

     7. Options.

        (a) Power to Grant Options. Options to be granted under this Plan may be in any form consistent with this Plan as the Committee may determine. Options granted pursuant to this Plan shall be Nonqualified Stock Options. All Options granted under this Plan shall be subject to such terms and conditions set forth in this Plan and the particular Option Agreement entered into between the Company and each Participant. If there is any conflict between the Plan and an Option Agreement, the Option Agreement controls.

        (b)  Exercise Price; Certain Redemption and Dividend Events.

        i. The initial exercise price per share of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock for each Option (the "Exercise Price") shall be fixed by the Committee and set forth in the applicable Option Agreement entered into with a Participant; provided that notwithstanding any such Option Agreement, unless determined otherwise by the Committee by majority vote of the members then serving thereon, for any Option granted on or after March 31, 2003, upon grant thereof the initial Exercise Price per share of Series B Preferred Stock or Series D Preferred Stock shall not be less than the sum of (x) the aggregate amount of dividends which would have accrued on one share of Series B Preferred Stock or Series D Preferred Stock, as applicable, as of the date on which such Option is granted, had such share been issued on August 12, 2002 and remained outstanding, and (y) $1,000.

        ii. In the event any dividends are paid, whether of cash, consideration other than cash or a mixture thereof, but excluding any dividend to the extent it causes an adjustment pursuant to Section 3 of this Plan (a "Dividend Event") with respect to any Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock or, prior to an Initial Public Offering, Common Stock (such class of Stock in respect of which such dividend is paid shall be referred to herein as an "Applicable Class" for such Dividend Event), the Exercise Price per share for such class of Stock (regardless of the extent to which the Option is vested at such time) shall be reduced by the respective per share amount of the dividend paid for such class of Stock (but not below zero), with any noncash consideration valued at the fair market value thereof as determined by the Board in good faith.

        iii. For purposes of this Plan and any Option Agreement, if the Company
     (x) redeems or otherwise acquires (whether for (I) cash, (II) other consideration (other than Company securities to the extent it causes an adjustment pursuant to Section 3 of this Plan), or (III) a mixture of cash and such other consideration) any Willis Stein Shares of a class of Stock which is subject to issuance under a Participant's Option or (y) upon any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary) makes any payment or distribution (whether of (I) cash, (II) other consideration (other than Company securities to the extent it causes an adjustment pursuant to Section 3 of this Plan), or (III) a mixture of cash and such other consideration) in respect of any Willis Stein Shares of a class of Stock which is subject to issuance under an Option granted to a Participant, the occurrence of such an event described in (x) or (y) shall be deemed to be a "Redemption Event" and a class of Stock in respect of which such Redemption Event occurs shall be referred to herein as an "Applicable Class" for such Redemption Event. If the Redemption Price Per Share in connection with such Redemption Event or dividends per share paid or to be paid upon consummation of such Dividend Event in respect of Willis Stein Shares of an Applicable Class (with any noncash consideration valued at the fair market value thereof as determined by the Board in good faith) exceeds the Exercise Price per share of such Applicable Class then in effect under any Option granted to a Participant and outstanding upon consummation of such Redemption Event or as of the record date for such dividend, respectively (such excess, the "Spread Value Per Share" in respect of such Applicable Class for such Option), then the Company shall make payment to the Participant holding such Option in the amount, in the manner and at the time as provided in this Section 7(b). If immediately prior to the consummation of a Dividend Event the Exercise Price of an Option per share in respect of the Applicable Class exceeds zero, then any dividends paid per share of the Applicable Class in connection with such Dividend Event shall be deemed first applied as contemplated in Section 7(b)(ii) above to reduce the Exercise Price of such Option per share for such Applicable Class, and shall be included in "Spread Value Per Share" only to the extent of the portion thereof, if any, in excess of the Exercise Price per share of such Stock immediately

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     prior to the consummation of such Dividend Event. Neither the consolidation or merger of the Company into or with any other entity or entities (whether or not the Company is the surviving entity), nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company nor any other form of recapitalization or reorganization affecting the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 7(b).

        iv. Upon the occurrence at any time, or from time to time, of a Redemption Event, a portion of a Participant's rights under this Plan and his or her Option Agreement shall automatically terminate in accordance with the following. Specifically, a portion of a Participant's rights pursuant to an Option shall terminate, such that the maximum number of shares of the Applicable Class obtainable by such Participant upon exercise of his or her Option immediately prior to such Redemption Event shall automatically be reduced by that number of shares equal to the Participation Amount in respect of that Option. In exchange for termination of such portion of Participant's rights (which portion may constitute all of Participant's rights under this Plan and his or her Option Agreement) in respect of an Applicable Class, the Company shall pay to such Participant consideration in an amount equal to the product of the Spread Value Per Share multiplied by the Participation Amount for such Applicable Class. The Company shall make such payment to such Participant in the same form of consideration as paid by the Company in respect of the Willis Stein Shares of the Applicable Class, and at the same time as the Company makes payment in respect of such Willis Stein Shares, in connection with the applicable Redemption Event. For purposes of calculating the vested and unexercised portion of a Participant's Option, termination of such Participant's rights under his or her Option to purchase the Participation Amount of shares of the Applicable Class shall be treated as the exercise of vested rights under such Option to purchase such number of shares of the Applicable Class and shall thereby reduce such Participant's vested rights accordingly.

        v. Upon the occurrence at any time, or from time to time, of a Dividend Event with respect to any Willis Stein Shares of a class of Stock which is subject to issuance under an Option which has been granted to a Participant and is outstanding as of the record date for such Dividend Event, the Company shall pay to such Participant an amount equal to the product of the Spread Value Per Share (if any) multiplied by the number of shares of the Applicable Class which such Participant is entitled to purchase pursuant to the vested portion of his or her Option as of the record date for such dividend (assuming for such purposes that such vested portion is exercisable). The Company shall make such payment to such Participant in the same form of consideration as paid by the Company in respect of the Willis Stein Shares of the Applicable Class, and at the same time as the Company makes payment in respect of such Willis Stein Shares, in connection with the Dividend Event. As an example, and by way of illustration and not of limitation, if (A) the Company were to pay a cash dividend of $1,500 per share of an Applicable Class, (B) immediately prior to payment of such cash dividend, a Participant's Exercise Price per share of such Applicable Class was $1,000, and (C) as of the record date for such cash dividend, such Participant held vested rights under this Option to purchase 100 shares of such Applicable Class, then (x) such Participant's Exercise Price per share of such Applicable Class (for vested and unvested shares) shall be reduced to zero (0) pursuant to Section 7(b)(ii) and (y) the Company shall pay to such Participant, at the time of payment of the cash dividend, cash in an amount equal to $50,000 (i.e., the Spread Value Per Share of $500 multiplied by 100 shares). Notwithstanding anything to the contrary set forth herein, the Company may require, as a condition to any payment to or for the benefit of any Participant of amounts pursuant to this Section 7(b)(v) relating to any Option, that such Participant shall have executed and delivered to the Company an agreement in favor of the Company and its stockholders irrevocably and unconditionally acknowledging that such payment was made in respect and in satisfaction of dividends accrued on the shares of the Applicable Class which are subject to issuance upon exercise of such Option and that, in the event of a subsequent issuance of any such shares, any dividends accrued thereon shall be deemed paid to the extent of such payment as of the date of such Participant's receipt thereof (in addition to any other payment made thereon).

        vi. If (x) a Sale of the Company is consummated within ninety (90) days following consummation of a Redemption Event or Dividend Event, or (y) a Sale of the Company is consummated pursuant to the terms of and within one hundred eighty (180) days following execution of a Sale Agreement and such Sale Agreement is executed by all parties thereto, and becomes effective, within ninety (90) days following consummation of a Redemption Event or Dividend Event in respect of shares of an Applicable Class, then upon consummation of such Sale of the Company, the Company shall pay to a Participant, in respect of such Participant's unexercised rights under his or her Option to purchase the Event Unvested Number of shares of the Applicable Class, consideration in an amount equal to the Deficit (if any), in cash or in the form of consideration paid in such Redemption Event or Dividend Event.

        vii. If the Company anticipates that it will fail to pay to a Participant in full any amount to which such Participant is entitled pursuant to Section 7(b)(vi) upon consummation of a Sale of the Company, the Company shall execute an escrow agreement ("Escrow Agreement") with a third party (the "Escrow Agent") pursuant to which the Escrow Agent would agree to promptly distribute to such Participant any payment received by Escrow Agent pursuant to Section 7(b)(viii) with respect to such Participant. Such escrow agreement shall have reasonable and customary terms and conditions and expressly provide that each Participant is a third party beneficiary thereof and that the Company shall pay the Escrow Agent's fees.

        viii. The Company shall require each holder of shares of the Applicable Class receiving payment pursuant to a Redemption Event (each a "Redemption Stockholder") to agree in writing to make payments to the Escrow Agent (assuming, in the event an Escrow Agreement has not been executed, that an Escrow Agreement will be executed subsequently), in the amounts and otherwise as described in Section 7(b)(ix), if the Company fails to pay to a Participant in full, upon consummation of a Sale of the Company, any amount to which such Participant is entitled pursuant to Section 7(b)(vi) in connection with such Redemption Event, and the Company gives such Redemption Stockholder written notice thereof in accordance with this paragraph (a "Redemption Deficit Event"). Also, the Company shall require each holder of shares of the Applicable Class receiving payment pursuant to a Dividend Event (each a "Dividend Stockholder") to agree in writing to make payments to the Escrow Agent, in the amounts and otherwise as described in Section 7(b)(x), if the Company fails to pay to a Participant in full, upon consummation of a Sale of the Company, any amount to which such Participant is entitled pursuant to Section 7(b)(vi) in connection with such Dividend Event, and the Company gives such Dividend Stockholder written notice thereof in accordance with this paragraph (a "Dividend Deficit Event"). Any such written notice provided by the Company to a Redemption Stockholder or a Dividend Stockholder shall describe in reasonable detail the facts and circumstances giving rise to such stockholder's payment obligations under this paragraph, the amount of the contribution which the Company has determined such stockholder is obligated to pay pursuant to such agreement, the calculation of such amount by the Company, the name and address of the Escrow Agent to whom such stockholder's payment is to be delivered, and the date by which such payment is to be delivered, which date shall not be earlier than thirty
     (30) days following delivery of such notice.

          ix. Upon the occurrence of a Redemption Deficit Event and receipt of the notice described in Section 7(b)(viii), each Redemption Stockholder shall be obligated to pay to the Escrow Agent (assuming, in the event an Escrow Agreement has not been executed, that an Escrow Agreement will be executed subsequently), in consideration in the same form as was originally paid to such holder in such Redemption Event, an amount equal to the product of (x) the Redemption Price Per Share in respect of the applicable Redemption Event multiplied by (y) such stockholder's Number of Rescinded Redemption Shares. Upon payment of such amount by a Redemption Stockholder, the previous redemption (if any) of shares of the Applicable Class by the Company from such stockholder upon consummation of the applicable Redemption Event shall be deemed rescinded, but only in respect of a number of such shares equal to such stockholder's Number of Rescinded Redemption Shares. The Company shall promptly thereafter deliver to each such stockholder certificates representing such shares.

          x. Upon the occurrence of a Dividend Deficit Event and receipt of the notice described in Section 7(b)(viii), each Dividend Stockholder shall be obligated to pay to the Escrow Agent (assuming, in the event an Escrow Agreement has not been executed, that an Escrow Agreement will be executed subsequently), in consideration in the same form as was originally paid to such holder in such Dividend Event, such holder's Pro Rata Dividend Contribution in respect of such Dividend Deficit Event.

          xi. In the event that more than one Dividend Event occurs, or both a Dividend Event and a Redemption Event occurs, prior to consummation of a Sale of the Company, the obligations of stockholders pursuant to Section 7(b)(ix) or Section 7(b)(x), if any, shall be determined by the Board in good faith, including in such manner as not to include, and the Company's obligations pursuant to Section 7(b) shall be determined so as not to include, in the calculation of "Catch-up Dividend Payment Per Share", "Supplemental Redemption Payment" or "Remaining Dividend Deficit" with respect to any such event any payments previously included in the calculation of such amounts with respect to a prior such event to the extent doing so would reduce, in a redundant manner, the payment obligations of the Company pursuant to Section 7(b) or the payment obligations of the Redemption Stockholders pursuant to Section 7(b)(ix) or the payment obligations of the Dividend Stockholders pursuant Section 7(b)(x) in a redundant manner.

          xii. As an example, and by way of illustration and not of limitation, if (w) the Company redeems thirty percent (30%) of the outstanding Willis Stein Shares of a class of Stock, (x) a Participant's Option, upon full vesting hereof would be exercisable for up to 1,000 shares of such class of Stock, (y) the rights of such Participant to purchase shares of such class of Stock have vested twenty percent (20%), and (z) upon such redemption the Company pays cash per Willis Stein Share of such class of Stock in an amount which exceeds by $100 the Exercise Price per share payable under such Participant's Option for one share of such class of Stock, then upon consummation of such redemption the maximum number of shares of such class of Stock obtainable upon exercise of such Participant's Option shall automatically be reduced by 200 (i.e., 20% multiplied by 1,000), the Company shall be obligated to make a payment in cash of $20,000 (i.e., $100 multiplied by 200 shares) to the such Participant, and all remaining rights of such Participant to purchase shares of such class of Stock pursuant to such Participant's Option shall be deemed to be unvested. If, in the foregoing example, the rights of such Participant to purchase shares of such class of Stock pursuant to such Participant's Option had vested forty percent (40%) as of the time of consummation of the redemption of Willis Stein Shares, then contemporaneously therewith the maximum number of shares of such class of Stock obtainable upon exercise of such Participant's Option shall automatically be reduced by 300 (i.e., 30% multiplied by 1,000), the Company shall be obligated to make a payment in cash of $30,000 (i.e., $100 multiplied by 300 shares) to such Participant in respect of such Option, the remaining vested portion of such Participant's Option would be for 100 shares (i.e., the 400 shares vested immediately prior to the automatic reduction, reduced by the automatic reduction of 300 shares), and all remaining rights of such Participant to purchase shares of such class of Stock pursuant to his or her Option shall be deemed to be unvested.

          (c) Option Term. Unless otherwise expressly set forth in an applicable Participant's Option Agreement entered into with any Participant, each Option granted under this Plan shall expire at the close of business on the tenth anniversary of the date of any Participant's Option Agreement (the "Expiration Date"), subject to earlier expiration as provided in Section 7(f)(ii) and Section 7(f)(iii) of this Plan.

          (d) Vesting. Each Option granted under this Plan may be exercised only to the extent it has become vested. Unless otherwise expressly set forth in an applicable Participant's Option Agreement, each Option shall vest in annual increments in accordance with the following schedule, if and only if as of each such date Participant is employed, and since the date of such Option Agreement has been continuously employed, by the Company or any of its Subsidiaries:

                                                         Cumulative Percentage
                          Date                              of Option Vested
------------------------------------------------------- ------------------------
First anniversary of the Vesting Commencement Date                 20%
Second anniversary of the Vesting Commencement Date                40%
Third anniversary of the Vesting Commencement Date                 60%
Fourth anniversary of the Vesting Commencement Date                80%
Fifth anniversary of the Vesting Commencement Date                 100%

If a Participant ceases to be employed by the Company or its Subsidiaries for any reason on any date other than any anniversary of the Vesting Commencement Date set forth above prior to the fifth anniversary of the Vesting Commencement Date for such Participant, the cumulative percentage of such Participant's Option that is vested is equal to the percentage of such Option which was vested as of the immediately preceding anniversary date (or, if prior to the first anniversary of the Vesting Commencement Date for such Participant, no Option Shares shall have become vested) and any portion of such Option that was not vested on such date of cessation shall expire and be forfeited. Notwithstanding the foregoing, all unvested Option Shares in respect of an outstanding Option shall become fully vested upon the consummation of a Sale of the Company if, as of such date, the applicable Participant to whom such Option has been issued is, and has been, continuously employed by the Company or one of its Subsidiaries from the date of such Participant's Option Agreement through the date of the consummation of such Sale of the Company.

          (e) Exercisability of Option. Unless otherwise expressly set forth in an applicable Participant's Option Agreement, no Option granted under this Plan shall become exercisable prior to the first to occur of the following events, and then and thereafter shall be exercisable only with respect to Option Shares which shall have become vested:

          i. a Sale of the Company or 30 days following an Initial Public Offering (the date of such event being referred to as the "IPO/Sale Date"); or

          ii. the seventh anniversary of the date of the applicable Participant's Option Agreement.

          (f) Expiration of Option. Unless otherwise expressly set forth in an applicable Participant's Option Agreement, the following terms shall govern the expiration of Options granted under this Plan.

          i. Normal Expiration. In no event shall any part of any Option granted under this Plan be exercisable after the Expiration Date of such Option as set forth in Section 7(c) above.

          ii. Early Expiration Upon Termination of Employment. If a Participant's employment with the Company or its Subsidiaries terminates for any reason (other than a termination by the Company with Cause), then
     (A) if such termination occurs after the IPO/Sale Date, the portion of such Participant's Option that is vested shall expire 30 days after the date of such Participant's termination (except in the case of a participant's death or Disability, in which case the expiration shall occur on the six-month anniversary of the Termination Date (as defined below)), but in no event after the Expiration Date of such Option, (B) if such termination occurs prior to the IPO/Sale Date, the portion of such Participant's Option that is vested shall expire on the earlier of (i) the Expiration Date or (ii) 30 days after the IPO/Sale Date.

          iii. Early Expiration Upon Termination With Cause. If a Participant's employment with the Company or its Subsidiaries is terminated with Cause, then the Participant's Option shall immediately terminate concurrently with such termination of employment, and such Participant shall forfeit all rights with respect to such Option, regardless of whether such Option, or any portion thereof, shall have become vested and/or exercisable.

     (g) Exercise Procedures. Each Option granted under this Plan shall be exercised by the holder thereof, to the extent it has vested, is outstanding and is exercisable in accordance with the terms of this Plan and the Option Agreement, at any time and from time to time prior to the Expiration Date (or any earlier date of expiration provided in Section 7(f)(ii) and Section 7(f)(iii) of this Plan) by delivering written notice to the Company (to the attention of the Company's General Counsel) and written acknowledgment that such holder has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Participant (or such holder) regarding the Company, together with payment of the Exercise Price in accordance with the provisions of the Option Agreement. As a condition to any exercise of an Option, any holder of such Option shall permit the Company to deliver to such holder all financial and other information regarding the Company it believes necessary to enable such holder to make an informed investment decision, and such holder shall make all customary investment representations which the Company requires. Any holder of any Option shall be required, as a condition precedent to such holder's right to exercise such Option, at such person's expense, to supply the Committee with such evidence, representations, agreements or assurances (including, but not limited to, opinions of counsel satisfactory to the Committee) as the Committee then may deem necessary or desirable in order to establish to the satisfaction of the Committee the right of such person to exercise such Option, and the propriety of the sale of securities by reason of such exercise under the Securities Act and any other laws or requirements of any governmental authority specified by the Committee, and the Company shall not be obligated to issue any shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock subject to such Option until all evidence, representations, agreements and assurances required by the Committee shall have been supplied and reviewed by the Committee and are in a form and of substance satisfactory to the Company's counsel. In addition, as a condition to the issuance of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock upon any holder's exercise of an Option, the Committee may in its sole discretion require that such holder become a party to any stockholder agreement then in effect. No Option holder shall have any rights as a shareholder with respect to shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock issuable under any Option granted under this Plan until and unless such shares are issued and delivered to such Option holder. The Exercise Price paid upon the exercise of any Option granted under this Plan shall be added to the general funds of the Company and may be used for any proper corporate purpose.

     8. Repurchase. Unless otherwise expressly set forth in an applicable Participant's Option Agreement, the following repurchase provisions shall apply to all Options granted under this Plan.

     (a) Repurchase Option. If a Participant's employment with the Company or its Subsidiaries terminates for any reason, including upon such Participant's death, Disability, resignation or termination with or without Cause (the date on which such termination occurs being referred to as the "Termination Date"), such Participant's Option Shares, whether held by such Participant or any other Person, will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 8 (the "Repurchase Option").

          i. Termination Without Cause; Death or Disability; Resignation. If a Participant's employment with the Company or any of its Subsidiaries terminates as a result of (A) a termination without Cause, (B) death or Disability, (C) Participant's resignation or (D) any other reason not covered by Section 8(a)(ii) below, the Company may elect to purchase all or any portion of the Option Shares at a price per share equal to (i) in the case of Option Shares which have been issued upon exercise of a Participant's Option, the Fair Market Value thereof as of the Termination Date and (ii) in the case of Option Shares which are vested but unissued, the repurchase price for each such Option Share will be (a) the Fair Market Value thereof as of the Termination Date, minus (b) the Exercise Price per share thereof. In the event the Company elects to exercise the Repurchase Option under this Section 8, the portion of the applicable Participant's Option which is unvested at such time shall terminate.

          ii. Termination with Cause. If a Participant's employment with the Company or any of its Subsidiaries terminates as a result of a termination with Cause, then the Company may elect to purchase all or any portion of such Participant's Option Shares which have been exercised by such Participant prior to the Termination Date at a price per share equal to the Fair Market Value thereof as of the Termination Date. As provided in Section 7(f)(iii) of this Plan, the Participant's Option shall immediately terminate concurrently with such Participant's termination of employment with Cause.

          (b) Repurchase Procedures. After the termination of Participant's employment with the Company and its Subsidiaries, the Company may elect to exercise the right to repurchase all or any portion of the Option Shares (in the amounts and for the prices set forth in Sections 8(a)(i) and 8(a)(ii)) pursuant to the Repurchase Option by delivering written notice (the "Repurchase Notice") to such Participant or any other holders of such Participant's Option Shares at any time prior to the expiration of the 90 day period commencing on the earlier of (i) with respect to Option Shares which have been issued upon exercise of the Option prior to the Termination Date, the Termination Date and (ii) with respect to Option Shares which are vested but unissued as of the Termination Date, the date of exercise of the Option with respect to such Option Shares. The Repurchase Notice shall set forth the number of Option Shares to be acquired from such Participant and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by such Participant at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by such Participant is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole shares).

          (c)  Closing. The closing of the transactions contemplated by this
Section 8 will take place on the date designated by the Company in the Repurchase Notice which date will not be more than 60 days after the delivery of the Repurchase Notice. The Company will pay for the Option Shares to be purchased pursuant to the Repurchase Option by, (A) delivery of a check payable to the holder(s) of such Option Shares, or (B) where permitted by applicable law, delivery of a subordinate note or notes payable in up to three (3) equal annual installments, with the first installment due on the first anniversary of the closing of such purchase, and bearing interest (payable quarterly in cash or, at the Company's election, in additional notes of the same tenor) at a rate of 7% per annum, or (C) any combination of (A) and (B) in the aggregate amount of the purchase price for such Option Shares. In addition, the Company may pay the purchase price for such Option Shares by offsetting amounts outstanding under any indebtedness or obligations owed by the applicable Participant to the Company or any of its Subsidiaries. Any obligations of the Company under any notes issued by the Company pursuant to this Section 8(c) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. The Company will receive customary representations and warranties from the applicable Participant and any other selling holders of Option Shares regarding the sale of the applicable Option Shares, including but not limited to the representation that such seller has good and marketable title to such Option Shares to be transferred, free and clear of all liens, claims and other encumbrances.

          (d) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Plan or the applicable Option Agreement, all repurchases of Option Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled to make, the time periods in this Section 8 with respect to such purchase shall be suspended and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

          (e) Termination of Repurchase Rights. The right of the Company to repurchase Option Shares pursuant to this Section 8 shall terminate upon an Initial Public Offering.

     9. Restrictions on Transfer of Option Shares. Participants under the Plan may not sell, pledge, assign or otherwise directly or indirectly dispose of (a "Transfer") any interest in any Option Shares except pursuant to a Public Sale or the provisions of Sections 8 or 11 of this Plan ("Exempt Transfers") and except pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 9 shall continue to be applicable to the Option Shares after any Transfer pursuant to the laws of descent and distribution and the transferees of such Option Shares have agreed in writing delivered to the Company prior to such Transfer to be bound by the provisions of this Agreement.

     10.  Additional Restrictions on Transfer.

          (a) Restrictive Legend. The certificates representing the Option Shares shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ________, 20__, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION

     AGREEMENT BETWEEN THE COMPANY AND _________________ DATED AS OF _______, 20__, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) Opinion of Counsel. Participants under the Plan may not Transfer any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such Transfer.

     11.  Sale of the Company.

          (a) Consent to Sale of Company. If the Board and the holders of a majority of the shares of voting stock held by Willis Stein (the "WS Holders") approve a Sale of the Company (an "Approved Sale"), each Participant (and any other holders of Option Shares) shall vote for, consent to and shall not object or otherwise impede consummation of the Approved Sale, and if the Approved Sale is structured as a sale of stock, each Participant (and any other holders of Option Shares) shall agree to sell all of his/her Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the WS Holders. Each Participant (and any other holders of Option Shares) shall take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company.

          (b) Purchaser Representative. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Participant (and any other holders of Option Shares) shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Participant (or any other holders of Option Shares) appoints the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if any Participant (or any other holders of Option Shares) declines to appoint the purchaser representative designated by the Company such Participant (and any other holders of Option Shares) shall appoint another purchaser representative (reasonably acceptable to the Company), and such Participant (and any other holders of Option Shares) shall be responsible for the fees of the purchaser representative so appointed.

     12.  Additional Provisions.

          (a) Listing, Registration and Compliance with Laws and Regulations. All Options issued pursuant to this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification upon any securities exchange or under any state or federal securities or other law or regulation of such shares of Common Stock subject to such Option, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the exercise of such Options, no such Option may be exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

The recipient of such Option will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than 10 days written notice to the holders thereof. Nothing contained herein shall obligate the Company to register any Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock or other securities under any federal or state securities laws.

          (b) Non-transferability. Except as otherwise provided in the Option Agreement, Options issued under this Plan may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the person to whom they are granted, Options may be exercised only by such person (or his guardian or legal representative). In the event of the death of a Participant, such Option may be exercised only (i) by the executor or administrator of Participant's estate or the person or persons to whom such person's rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that Participant or such holder was entitled hereunder at the date of such person's death.

          (c) Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from a Plan Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

          (d) No Right to Employment Conferred. Nothing in this Plan or (in the absence of an express provision to the contrary) in the Option Agreement shall confer on any Participant any right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant's employment at any time for any reason or to continue such Participant's present (or any other) rate of compensation, and in the event of such Participant's termination of employment (including, but not limited to, termination by the Company or its Subsidiaries without Cause) any portion of such Participant's Option that was not previously vested shall be forfeited.

     13. Amendment. At any time the Board may make such additions or amendments as it deems advisable under this Plan, including increasing the maximum number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock issuable upon the exercise of Options issued hereunder except that it may not, without further approval by the Company's shareholders and the requisite approval of the Company's Board, change the class of employees to whom Options may be granted under this Plan.

     14. Termination. The Board shall have the right and power to terminate this Plan at any time. If it is not earlier terminated by the Board, this Plan shall terminate on March 2, 2013. No securities shall be issued under this Plan after this Plan's termination, but the termination of this Plan shall not have any other effect, and any Option outstanding at the time of this Plan's termination may be exercised after such termination to the same extent such Option would have been exercisable had this Plan not been terminated.

     15. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

          "Adjusted Payment Percentage" means, in connection with calculations pursuant to Section 7(b)(ix), that percentage of the shares of the Applicable Class outstanding immediately prior to the applicable Redemption Event which would have been redeemed upon consummation of such Redemption Event assuming that (i) the Participation Amount in respect of rights to purchase shares of the Applicable Class with respect to all Options ("Section 7(b)(ix) Options") granted under the Plan which are entitled to receive payments from the Escrow Agent of amounts due the Escrow Agent from Redemption Stockholders pursuant to
Section 7(b)(ix) in connection with such Redemption Event and related Sale of the Company had been calculated solely by reference to clause (i) of the definition of Participation Amount, without taking into account clause (ii) of such definition, (ii) the Company had purchased upon consummation of such Redemption Event, at the Redemption Price Per Share, the maximum number of outstanding shares of the Applicable Class, consistent with satisfying its obligations under this Plan pursuant to Section 7(b)(iv) with respect to all
Section 7(b)(ix) Options, in respect of rights to purchase shares of the Applicable Class, and (iii) the aggregate of all amounts paid or to be paid by the Company in connection with such Redemption Event in respect of outstanding shares of the Applicable Class or pursuant to Section 7(b)(iv) of this Plan with respect to all Section 7(b)(ix) Options, in respect of rights to purchase shares of the Applicable Class, shall be equal to the sum of (x) the aggregate amount previously paid by the Company upon consummation of such Redemption Event in respect of outstanding shares of the Applicable Class and Section 7(b)(ix) Options issued under this Plan in respect of rights to purchase shares of the Applicable Class, plus (y) the sum of the amounts calculated separately for each of the Section 7(b)(ix) Options equal to the Supplemental Redemption Payment for such Option in connection with such Redemption Event.

          "Affiliate" of a Person means any other person, entity or investment fund controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership, any partner of the Person.

          "Aggregate Stockholder Dividend Contribution" relating to a Dividend Deficit Event, means (i) aggregate Remaining Dividend Deficit in respect of all Options granted under the Plan which were outstanding as of the record date for, and consummation of, the applicable Dividend Event, to the extent outstanding and exercisable upon consummation of the applicable Sale of the Company (i.e., excluding any such options to the extent previously exercised or not outstanding as of such Sale of the Company), multiplied by (ii) the ratio obtained by dividing (x) the aggregate number of shares of the Applicable Class outstanding immediately prior to consummation of such Dividend Event, by (y) the sum of (A) the amount of shares in clause (x) of this definition plus (B) the aggregate number of shares of the Applicable Class which would be issuable upon the exercise in full of the options referred to clause (i) foregoing assuming that all such options were fully vested and exercisable prior to consummation of the Dividend Event.

          "Board" means the board of directors of the Company.

              "Catch-up Dividend Payment Per Share", with respect to any Option in connection with a Dividend Deficit Event, means the amount, if any, by which

     (i) the aggregate amount paid at any time after the consummation of the related Dividend Event through consummation of a Sale of the Company to the Participant in respect of each share of the Applicable Class issuable upon exercise of such Option (other than such shares in respect of which a payment was made pursuant to Section 7(b)(v) of this Plan in connection with such Dividend Event), including all amounts which such Participant would be entitled to receive in respect of such a share obtained upon exercise of such Option and sale of such share in connection with such Sale of the Company, to the extent in excess of the Exercise Price, exceeds

     (ii) the aggregate amount paid at any time after the consummation of such Dividend Event (i.e., excluding the dividend paid in connection with such Dividend Event) through consummation of such Sale of the Company, to Company Stockholders in respect of each share of such Applicable Class which was outstanding as of the record date of the Dividend Event (and, consequently, in respect of which such dividend was paid in connection with such Dividend Event) and remained outstanding through the consummation of the Sale of the Company (or if no shares of such Applicable Class remained outstanding through the consummation of the Sale of the Company, the date as of which the last shares of such Applicable Class remained outstanding).

              "Cause" shall have the meaning ascribed to such term in any written employment agreement between the Company and/or its Subsidiaries and the applicable Participant or, in the absence of any such written employment agreement, shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company, any of its Subsidiaries or any of their readers, advertisers, subscribers, customers or suppliers, (ii) intentional or willful conduct which conduct brings the Company or any of its Subsidiaries into public disgrace or disrepute in any material respect, (iii) substantial or repeated failure to perform (other than due to Disability) Participant's duties in respect of the Company or any of its Subsidiaries as reasonably directed by Participant's immediate supervisor or the Chief Executive Officer which is not cured within 10 days after notice thereof to Participant or which is incapable of cure, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or (v) any breach of an Option Agreement which is not cured within 10 days after notice thereof to Participant or which is incapable of cure.

              "Code" means the Internal Revenue Code of 1986, as amended, and any reference to a particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

              "Committee" means the Compensation Committee of the Board, or such other committee of the Board which may be designated by the Board to administer the Plan, or, if the Board has not designated a committee to administer the Plan, the Board in its entirety.

              "Common Stock" means the Company's Common Stock, par value $.001 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

              "Deficit" for each Applicable Class in respect of an Option means
(i) in connection with a Redemption Event and subsequent Sale of the Company, the positive excess, if any, of (a) the product of the Spread Value Per Share paid in such Redemption Event multiplied by the Event Unvested Number, over (b) the Supplemental Redemption Payment, calculated in each case in respect of the Applicable Class, and (ii) in connection with a Dividend Event and subsequent Sale of the Company (the "Dividend Deficit"), the product of (a) the Event Unvested Number, multiplied by (b) the positive excess, if any, of (i) the Spread Value Per Share paid in such Dividend Event over (ii) the Catch-up Dividend Payment Per Share, if any, calculated in each case in respect of the Applicable Class.

              "Disability" shall have the meaning ascribed to such term in any written employment agreement between the Company and/or its Subsidiaries and the applicable Participant or, in the absence of any such written employment agreement, shall mean Participant's inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Participant's duties and obligations to the Company or its Subsidiaries or to participate effectively and actively in the management of the Company or its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Committee.

              "Event Unvested Number" of shares of an Applicable Class in respect of a Redemption Event or Dividend Event in respect of an Option means the excess (if any) of the amount described in clause (i) of the definition of Participation Amount for such Option over the amount described in clause (ii) of the definition of Participation Amount for such Option.

              "Fair Market Value" of any Stock shall be determined by the Committee unless the applicable Participant's Option Agreement provides otherwise.

              "Initial Public Offering" means an initial public offering of the Company's Common Stock pursuant to an offering registered under the Securities Act.

              "Number of Rescinded Redemption Shares" means, for a Stockholder in respect of a Redemption Event the product of (i) the excess of the Payment Percentage over the Adjusted Payment Percentage, multiplied by (ii) the number of shares of the Applicable Class held by such Redemption Stockholder and outstanding as of immediately prior to the applicable Redemption Event.

              "Option Shares" means (i) all shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock issued or issuable upon the exercise of any Option and (ii) all shares of capital stock issued with respect to the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock. Option Shares shall continue to be Option

Shares in the hands of any holder other than a Participant (except for the Company and, to the extent that a Participant is permitted to transfer Option Shares pursuant to Section 9 hereof, purchasers pursuant to a Public Sale), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

              "Participation Amount" in respect of an Option at any time means the right to purchase pursuant to such Option a number of shares of the Applicable Class equal to the lesser of (i) the Payment Percentage (which, for purposes of calculating the Event Unvested Number in connection with a Dividend Event, shall be deemed to equal one hundred percent (100%)) multiplied by the aggregate number of shares of the Applicable Class which would be issuable upon exercise of such Option in full, assuming that such Option were fully vested and exercisable at such time, and (ii) the number of shares of the Applicable Class which, immediately prior to consummation of such Redemption Event or Dividend Event, the Participant holding such Option is entitled to purchase pursuant to the vested portion of such Option (assuming for such purposes that such vested portion is then exercisable).

              "Payment Percentage" means the ratio determined by dividing (a) the number of shares of the Applicable Class redeemed or otherwise acquired by the Company or in respect of which the Company made a payment of the type described in clause (y) of the definition of Redemption Event, in either case in connection with such Redemption Event, by (b) the aggregate number of shares of the Applicable Class outstanding immediately prior to consummation of the Redemption Event.

              "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

              "Personal Statement" means, with respect to a Participant, the Personal Statement delivered to such Participant in connection with a grant or issuance of Options under this Plan.

              "Pro Rata Dividend Contribution" means, for any holder of shares of an Applicable Class which was outstanding as of the record date for the Dividend Event (and consequently, in respect of which the dividend was paid in connection with such Dividend Event), the product equal to (i) the Aggregate Stockholder Dividend Contribution, multiplied by (ii) the ratio determined by dividing (a) the consideration received by such holder with respect to the Applicable Class in the Dividend Event, by (b) the aggregate consideration received by all holders of shares of the Applicable Class in the Dividend Event.

              "Public Sale" means any sale of Option Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

              "Redemption Price Per Share" means, in respect of a Redemption Event, the aggregate consideration paid by the Company in respect of each outstanding share of the Applicable Class redeemed or otherwise acquired by the Company or in respect of which the Company made a payment of the type described in clause (y) of the definition of Redemption Event, in either case in connection with such Redemption Event.

              "Remaining Dividend Deficit" for each Applicable Class in respect of an Option, determined in connection with a Dividend Event, means the Dividend Deficit in respect of such Option in connection with such Dividend Event, less all payments made by the Company pursuant to Section 7(b)(vi) in respect of such Option, in each case to the extent relating to shares of the Applicable Class.

              "Sale Agreement" means the earliest executed of one or more related agreements that, upon consummation of the transactions contemplated therein, would result in a Sale of the Company.

              "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock), or (ii) all or substantially all of the assets of the Company; provided that a transaction that would otherwise constitute a Sale of the Company will be deemed not to be a Sale of the Company for purposes of this Agreement if following such transaction the Persons who immediately prior thereto held capital stock thereafter own, directly or beneficially, capital stock of the Company or any other entity holding such assets, which capital stock possesses the voting power to elect a majority of the Board or of the board of directors or similar governing body of such entity, as applicable. For purposes hereof, "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

              "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

              "Series A Preferred Stock" means the Company's Series A Preferred Stock, par value $.01 per share, or, in the event that the outstanding Series A Preferred Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

              "Series B Preferred Stock" means the Company's Series B Preferred Stock, par value $.01 per share, or, in the event that the outstanding Series B Preferred Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

              "Series D Preferred Stock" means the Company's Series D Preferred Stock, par value $.01 per share, or, in the event that the outstanding Series D Preferred Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

              "Stock" means, collectively, the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock.

              "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

              "Supplemental Redemption Payment", in respect of any Option, means the aggregate consideration paid (x) pursuant to Section 7(b)(vi) to the Participant in respect of such Option in connection with the applicable Redemption Event, or (y) otherwise in respect of the Participant's rights under such Option to purchase the Event Unvested Number of shares of the Applicable Class, at any time upon or after the consummation of such Redemption Event through consummation of such Sale of the Company.

              "Vesting Commencement Date" means, with respect to a Participant's Option, the date set forth as the "Vesting Commencement Date" on the respective Participant's Personal Statement.

              "Willis Stein" means, collectively, (i) Willis Stein & Partners II, L.P., a Delaware limited partnership, (ii) Willis Stein & Partners Dutch, L.P., a Delaware limited partnership, (iii) Willis Stein & Partners III, L.P., a Delaware limited partnership, (iv) Willis Stein & Partners Dutch III-A, L.P., a Delaware limited partnership, (v) Willis Stein & Partners Dutch III-B, L.P., a Delaware limited partnership, (vi) Willis Stein & Partners III-C, L.P., a Delaware limited partnership, and (vii) other partnerships sharing a common general partner therewith.

              "Willis Stein Shares" means any share of Stock which was originally issued to any of the Persons listed in clauses (i) - (vi) of the definition of Willis Stein.

         16. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 16 only if such member has acted in good faith and in a manner that such member reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding a Board or Committee member, as applicable, shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on his own behalf.

         17. Terms of Option Agreement. To the extent that an applicable Participant's Option Agreement has terms which are inconsistent with or are contradictory to the terms of this Plan, the terms of the Option Agreement shall govern.

                                     * * * *